EXHIBIT 23.1.   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Neptunus Ventures, Inc.
(A Development Stage Company)
2000 Hamilton Street, #943
Philadelphia, PA 19130

We hereby consent to the inclusion in the Form 10 Registration Statement of our report dated September 8, 2010 with respect to our audit of the financial statements of Neptunus Ventures, Inc., as of August 31, 2010 and for the period from inception (August 12, 2010) to August 31, 2010.



/s/ GZTY CPA GROUP, LLC
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GZTY CPA GROUP, LLC

September 8, 2010
Metuchen, NJ